JACKSON L. MORRIS

Attorney at Law

Admitted in Florida and Georgia (inactive)

May 28, 2009

Board of Directors

Integrated Freight Systems, Inc.

Suite 200

6371 Business Boulevard

Sarasota, Florida 34240

Gentlemen:

I have acted, at your request, as special counsel to Integrated Freight Systems, Inc. (“Integrated Freight Systems”), a Florida corporation, for the purpose of rendering an opinion as to the legality of (i) 404,961 shares of Integrated Freight Systems' common stock, par value $0.001 per share, (the “Conversion Shares”) to be issued in conversion or exchange for shares of PlanGraphics, Inc., a Colorado corporation, (“PlanGraphics”) ensuing from the merger of PlanGraphics into Integrated Freight Systems (the “Merger”) and (ii) 404,961 shares of Integrated Freight Systems' common stock, par value $0.001 per share (the “Warrant Shares”) to be included in a registration statement to be filed by Integrated Freight Systems with the U.S. Securities and Exchange Commission (the "SEC") on Form S-4 (“Registration Statement)for the purpose of registering the Conversion Shares and the Warrant Shares of the transactions described in the Registration Statement.

For the purpose of rendering my opinion herein, I have reviewed the Constitution and Statutes of the State of Florida, published decisions of Florida courts to the extent I deem relevant to the matter opined upon herein, certified or purported true copies of the Articles of Incorporation of Integrated Freight Systems, the Bylaws of Integrated Freight Systems, proposed proceedings of the board of directors of Integrated Freight Systems authorizing the merger with PlanGraphics and the issue of the Warrant Shares and the common stock purchase warrants associated therewith, certificates of officers of Integrated Freight Systems and of public officials, and such other documents of Integrated Freight Systems and of public officials as I have deemed necessary and relevant to the matter opined upon herein. I have assumed the due and proper election or appointment of all persons signing and purporting to sign the documents in their respective capacities, as stated therein, the genuineness of all signatures, the conformity to authentic original documents of the copies of all such documents submitted to me as certified, conformed and photocopied, including the quoted, extracted, excerpted and reprocessed text of such documents.

Based upon the review described above, it is my opinion that:

(a) the Conversion Shares are duly authorized and when issued in conversion of PlanGraphics stock in the Merger, subject to the approving resolutions of Integrated Freight Systems’ board of directors, will be, validly issued, fully paid and nonassessable, in accordance with the requirements set forth in §607.0621 of the Florida Business Corporations Act; and

(b) the Warrant Shares are duly authorized and when issued against payment therefore upon exercise of the related common stock purchase warrants, subject to the approving resolutions of Integrated Freight Systems’ board of directors, will be, validly issued, fully paid and nonassessable, in accordance with the requirements set forth in §607.0621 of the Florida Business Corporations Act.

               I am a holder of 500,000 of Integrated Freight Systems’ shares.

I do not nor shall I be deemed to give an opinion with respect to the accuracy or completeness of the information included in the Registration Statement or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form S-4. My forgoing opinion is strictly limited to matters of Florida corporate law; and, I so not express an opinion on the federal law of the United States of America or the law of any state or jurisdiction therein other than Florida, as specified herein.

I consent to the use of my opinion as an exhibit to the Registration Statement and to the reference thereto under the heading “Legal Matters” in the prospectus contained in the Registration Statement.

Very truly yours,

/s/ Jackson L. Morris

Jackson L. Morris

3116 West North A Street • Tampa, Florida 33609-1544 • 813•874•8854 • Cell 813•892•5969

Fax 800•310•1695 • e-mail: jmorris8@tampabay.rr.com; jackson.morris@rule144solution.com

www.Rule144Solution.com